UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 3, 2024

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
4200 B Stone Road
Kilgore, Texas 75662
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 3, 2024, Martin Resource Management Corporation, a Texas corporation (“Parent”), MRMC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), and Martin Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding common unit representing a limited partnership interest in the Partnership (each, a “Common Unit”) other than Common Units owned by Parent and its subsidiaries, including the General Partner (each, a “Public Common Unit”), will be converted into the right to receive $4.02 in cash without any interest thereon (the “Merger Consideration”). In connection with the Merger, (i) the General Partner’s non-economic general partner interest in the Partnership and (ii) the Common Units owned by Parent and its subsidiaries, in each case, shall not be cancelled, shall not be converted into the right to receive the Merger Consideration and shall remain outstanding following the Merger

Immediately prior to the effective time of the Merger, all restricted units, phantom units and phantom unit appreciation rights outstanding immediately prior to the effective time will fully vest, and each holder of such units and appreciation rights will receive an amount equal to the Merger Consideration with respect to each such unit or appreciation right that becomes vested pursuant to the terms of the Merger Agreement.

The Conflicts Committee (the “GP Conflicts Committee”) of the board of directors of the General Partner (the “GP Board”), by unanimous approval, in good faith (i) has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are (A) fair and reasonable to the Partnership and the holders of the Public Common Units (other than Senterfitt (as defined below), Ruben S. Martin III (“RSM”) and the other directors and officers of Parent) (the “Partnership Unaffiliated Unitholders”) and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements (as defined below), and the transactions contemplated thereby, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated thereby, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the limited partners of the Partnership, and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the limited partners of the Partnership.

Following the receipt of the recommendation of the GP Conflicts Committee, the GP Board, by unanimous approval, in good faith, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated thereby, including the Merger, (iii) authorized and directed that the Merger Agreement and the Merger be submitted to a vote of the limited partners of the Partnership, and (iv) recommended approval of the Merger Agreement and the Merger by the limited partners of the Partnership.

Concurrently with the execution of the Merger Agreement, (i) Parent and certain of its subsidiaries, which subsidiaries are the record owners of 6,114,532 Common Units as of the date thereof, representing approximately 15.7% of the outstanding Common Units as of such date, (ii) Senterfitt Holdings Inc., a Texas corporation (“Senterfitt”), as the record owner of 3,726,607 Common Units as of the date thereof, representing approximately 9.56% of the outstanding Common Units as of such date, (iii) RSM, as the record owner of approximately 159,350 Common Units as of the date thereof, representing approximately 0.41%% of the outstanding Common Units as of such date, and (iv) Robert D. Bondurant (“Bondurant”), as the record owner of approximately 149,296 Common Units as of the date thereof, representing approximately 0.38% of the outstanding Common Units as of such date, entered into separate support agreements with the Partnership (collectively, such support agreements, the “Support Agreements”), pursuant to which, among other things, Parent has agreed to cause certain of its subsidiaries, and each of such subsidiaries have agreed, and each of Senterfitt, RSM and Bondurant have agreed, to vote the Common Units they hold of record in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Support Agreements terminate upon the earliest to occur of (a) the effective time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, (c) at the election of a holder of Common Units in the event that the GP Conflicts Committee makes a Partnership Adverse Recommendation Change (as defined below) and (d) the mutual written agreement of the parties.

The Partnership and the General Partner have agreed to, and to use reasonable best efforts to cause their respective subsidiaries and representatives of each of the foregoing to, immediately cease and cause to be terminated any discussions or negotiations with any person or entity conducted heretofore with respect to a competing acquisition proposal, and to not directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative business combinations, subject to certain exceptions with respect to unsolicited proposals received by the Partnership. In addition, the Partnership, through the GP Board, has agreed to call a special meeting of the limited partners of the Partnership to approve the Merger Agreement. The GP Conflicts Committee may, subject to certain conditions, change its recommendation in favor of approval of the Merger Agreement and the transactions contemplated thereby, including the Merger (a “Partnership Adverse Recommendation Change”), if, in connection with the receipt of a Superior Proposal or the occurrence of an Intervening Event (each as defined in the Merger Agreement), it determines in good faith that failure to take such action would be inconsistent with its duties under applicable law, as modified by the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 23, 2021, as amended, modified or supplemented from time to time. However, even if the GP Conflicts Committee or the GP Board effects a Partnership Adverse Recommendation Change, the Merger Agreement requires that the Partnership still submit the Merger Agreement for approval by the limited partners of the Partnership unless the Merger Agreement has been validly terminated in accordance with the terms of the Merger Agreement.

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of business during the interim period between the execution of the Merger Agreement and the effective time of the Merger and (ii) the obligation to use reasonable best efforts to cause the Merger to be consummated.

Parent expects to fund the aggregate merger consideration and related transaction costs through its existing cash on hand, cash flow prior to the closing of the transaction, borrowings under Parent’s existing credit facility, under which Parent expects to increase the revolving commitments and add a term loan in connection with the closing of the transaction, and from $5,000,000 in loans from certain members of Parent’s management team.

Completion of the Merger is subject to certain customary conditions, including, among others: (i) approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the holders of a majority of the issued and outstanding Common Units, voting as a single class (the “Partnership Unitholder Approval”), (ii) there being no law, injunction, judgment or ruling prohibiting consummation of the transactions contemplated by the Merger Agreement, (iii) waiting periods under applicable antitrust law shall have been terminated or expired, (iv) subject to specified materiality standards, the accuracy of certain representations and warranties of each party, and (v) compliance by each party in all material respects with its covenants.

The Merger Agreement provides for certain termination rights for both Parent and the Partnership, including in the event that (i) the parties agree by mutual written consent to terminate the Merger Agreement, (ii) the Merger is not consummated on or before March 31, 2025 (the “Outside Date”), (iii) a law, injunction, judgment or ruling prohibiting the consummation of the transactions contemplated by the Merger Agreement is in effect and has become final and non-appealable, (iv) the Partnership Unitholder Meeting (as defined in the Merger Agreement) has concluded and the Partnership Unitholder Approval has not been obtained or (v) a party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement that would give rise to the failure of certain closing conditions to occur and such breach or failure is incapable of being cured, or is not cured, by such party within the earlier of (I) 30 days following receipt of written notice from the other party of such breach or (II) the Outside Date. The Merger Agreement also provides for a termination right for Parent if (a) a Partnership Adverse Recommendation Change has occurred, or (b) if prior to the receipt of Partnership Unitholder Approval (1) the Partnership is in breach of its obligations to submit the Merger and Merger Agreement for approval by the limited partners of the Partnership and use the Partnership’s reasonable best efforts to obtain Partnership Unitholder Approval or (2) the Partnership or General Partner is in breach of its obligation to cease any discussions or negotiations related to an inquiry, proposal or offer from any person or group other than Parent, Merger Sub or their affiliates. In addition, the Partnership may terminate the Merger Agreement if the conditions to Parent’s obligations to close have been satisfied but Parent has failed to consummate the Merger within five business days. The Merger Agreement provides that upon termination of the Merger Agreement under certain circumstances, (w) the Partnership will be obligated to reimburse Parent for its expenses in an amount not to exceed $5,000,000, (x) Parent will be obligated to reimburse the Partnership for its expenses in an amount not to exceed $5,000,000, (y) the Partnership will be obligated to pay to Parent a termination fee equal to $2,500,000 or (z) Parent will be obligated to pay to the Partnership a termination fee equal to $6,000,000.

The foregoing description of the Merger Agreement and the Support Agreements does not purport to be complete and is qualified in its entirety by the Merger Agreement and the Support Agreements, copies of which are filed as Exhibit 2.1 and Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

The foregoing summary of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Parent, the Partnership or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specified dates, were solely for the benefit of the respective parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Accordingly, investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, the Partnership or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

The Partnership issued a press release on October 3, 2024 announcing the execution of the Merger Agreement. In addition, on October 3, 2024, the Partnership provided additional information regarding the proposed Merger to its employees. A copy of the press release and employee communication is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

FORWARD-LOOKING STATEMENTS

This Current Report includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). These forward-looking statements and all references to the transaction described herein rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the ability of the parties to consummate the transaction in the anticipated timeframe or at all, including Parent’s ability to fund the aggregate merger consideration; risks related to the satisfaction or waiver of the conditions to closing the transaction in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approval and Partnership unitholder approval; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the transaction; and the risk of litigation and/or regulatory actions related to the transaction, (ii) uncertainties relating to the Partnership’s future cash flows and operations, (iii) the Partnership’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the SEC. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.
IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION

This material does not constitute an offer to sell or the solicitation of an offer to buy any securities, including the Public Common Units, or a solicitation of any vote or approval. In connection with the proposed Merger, the Partnership will file with the SEC and furnish to the Partnership’s unitholders a proxy statement and other relevant documents, including a Schedule 13E-3. This material is not a substitute for the Merger Agreement, the proxy statement or the Schedule 13E-3 or for any other document that the Partnership may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S UNITHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT AND THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY

STATEMENT OR SCHEDULE 13E-3 CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other relevant documents filed with the SEC by the Partnership through the website maintained by the SEC at www.sec.gov. In addition, the proxy statement, the Schedule 13E-3, and other documents filed with the SEC by the Partnership will be available free of charge through the Partnership’s website at www.MMLP.com, in the “Investor Relations” tab, or by contacting the Partnership’s Investor Relations Department at (877) 256-6644.

PARTICIPANTS IN THE SOLICITATION

The Partnership and the directors and executive officers of the General Partner, and Parent and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders in respect of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of the Partnership in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials when filed with the SEC. Information about the directors and executive officers of the General Partner and their ownership of Partnership common units is set forth in the Partnership’s Form 10-K for the year ended December 31, 2023, as previously filed with the SEC on February 21, 2024. Free copies of these documents may be obtained as described in the paragraphs above.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

      In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of
Section 18 of the Exchange Act.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated October 3, 2024, by and among Martin Resource Management Corporation, MRMC Merger Sub LLC, Martin Midstream GP LLC and Martin Midstream Partners L.P.
10.1
Support Agreement, dated October 3, 2024, by and among Martin Midstream Partners L.P. and Martin Resource Management Corporation, Martin Product Sales LLC, Martin Resource LLC and Cross Oil Refining & Marketing, Inc.

10.2	Support Agreement, dated October 3, 2024, by and between Martin Midstream Partners L.P. and Senterfitt Holdings Inc.
10.3	Support Agreement, dated October 3, 2024, by and between Martin Midstream Partners L.P. and Ruben S. Martin III
10.4	Support Agreement, dated October 3, 2024, by and between Martin Midstream Partners L.P. and Robert D. Bondurant
99.1	Press release dated October 3, 2024
99.2	Employee Letter, dated as of October 3, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of any omitted schedules to the SEC upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: October 3, 2024	By: /s/ Sharon L. Taylor
Sharon L. Taylor
Executive Vice President and Chief Financial Officer